SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 19, 2004

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado		80401
(Address of principal executive offices)		Zip Code

(303) 233-3500
(Registrant’s telephone number)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01. Entry into a Material Definitive Agreement

ACT Teleconferencing, Inc., ACT Teleconferencing Services, Inc., ACT Videoconferencing, Inc., ACT Proximity, Inc., and ACT Research Inc. (collectively, the “Company”) have entered into a one-year Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (the “Bank”) effective as of November 19, 2004.  Pursuant to the terms of the Agreement, the Company has access to both a line of credit and term loans from the Bank.  The revolving line of credit and the loan(s) shall be collateralized by a security interest in the Company’s property, equipment and accounts receivable.  This Agreement replaces the Company’s credit facility with Vectra Bank Colorado, N.A., which the Company has paid off with the proceeds of the revolving line of credit portion of the Agreement.

The total amount drawn under the revolving line of credit must not exceed the lesser of (i) $3,500,000 or (ii) the sum of 80% of the accounts receivable located in the United States, plus 60% of earned unbilled accounts receivable, of which total unbilled accounts shall not exceed $600,000 at any time.  The Bank may modify the advance rates with notice to the Company.  The interest rate will be equal to the Bank’s prime rate, plus 1.5% per annum.

The Bank will make up to two term loans not exceeding an aggregate amount of $1,000,000.  The first term loan shall not exceed $500,000, and shall be payable in 36 equal payments of principal plus accrued interest.  The final payment is due 36 months after the term loan is originated.  When the term loans are repaid, the loan cannot be re-borrowed.  The interest accrued on the outstanding principal shall be the U.S. Treasury note yield to maturity for a term of 36 months, plus 5%.

In connection with the Agreement, the Company also entered into a Ninth Waiver, Amendment and Forbearance Agreement (the “Waiver and Amendment”) with the holders (the “Subordinated Lenders”) of its Senior Secured Subordinated Notes due April 30, 2006.  The Waiver and Amendment amended certain terms of the Note Agreement (the “Note Agreement”) relating to the Senior Secured Subordinated Notes in order to accommodate the change in senior lenders from Vectra Bank to the Bank.  The Subordinated Lenders also agreed to forbear from taking action before December 31, 2004 with respect to certain specified defaults by the Company under the Note Agreement.  Pursuant to the Waiver and Amendment, the Company is not permitted to borrow in excess of $3.0 million under the Agreement, as reduced by the amount of term loan portion and the amount of all commitment reductions by the Bank on the revolving line of credit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 19, 2004, the Company drew $2,844,111.50 on the line of credit described above.  Interest is payable monthly, at the Bank’s prime rate plus 1.5% per annum, with minimum monthly interest payments of $10,000.  All outstanding principal and accrued but unpaid interest must be repaid by the Company on the maturity date, which is 364 days from the date of the Agreement.  The Bank may accelerate this indebtedness upon certain events of default defined in the Agreement.

Item 9.01 Financial Statements and Exhibits

The Exhibit index on page 3 of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.
(Registrant)

Date: November 19, 2004	By:	/s/Gene Warren
Gene Warren
Chief Executive Officer

Exhibit Index

(All exhibits are filed electronically)

Exhibit 10.1 - Form of Loan and Security Agreement between the Company and the Bank, effective November 19, 2004.

Exhibit 10.2 - Ninth Waiver, Amendment and Forbearance Agreement between the Company and the lenders named therein, effective November 12, 2004.